Exhibit 23.2


                                   Consent of
                    Independent Certified Public Accountants




THCG, Inc.
New York, New York

We hereby consent to the inclusion in this Amendment No. 2 on Form 10-K/A to THCG, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 ("Amendment No. 2") relating to the financial statements of Hambro America Securities, Inc., for the year ended March 31, 1998 and the nine months ended December 31, 1998 and to all references to our Firm included in this Amendment No. 2


/s/ Cohen & Schaeffer, P.C.
----------------------------
Cohen & Schaeffer, P.C.



New York, New York
November 14, 2000